Exhibit 99.2

BOOMERANG HOLDINGS, INC.

Audit Committee Charter

Adopted August 11, 2006

        Organization.    This charter governs the operations of the Audit Committee (the "Committee") of Boomerang Holdings, Inc. (the "Company"). The Committee shall review and reassess the charter at least annually and recommend any changes to the charter to the full Board of Directors of the Company (the "Board"). The Committee shall be comprised of at least three directors determined by the Board to meet the independence and financial literacy requirements of the American Stock Exchange and applicable federal law. Appointment to the Committee, including the designation of the Chair of the Committee and designation of any Committee members as "audit committee financial experts," shall be made on an annual basis by the full Board.

        Statement of Policy.    The Committee's purpose is to represent and provide assistance to the Board in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others of the Company's accounting and financial reporting processes and the audits of the Company's financial statements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee shall have the authority to engage independent legal, accounting and other advisers, as it determines necessary to carry out its duties. The Committee shall have sole authority to approve related fees and retention terms of such advisers.

        Responsibilities and Processes.    The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

        The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

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  The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's stockholders.

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  The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting). The independent auditors shall report directly to the Committee.

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  The Committee shall ensure receipt from the independent auditors of a formal written statement delineating all relationships between such independent auditors and the Company or any other relationships that may adversely affect their independence, and, based on such review, shall assess their independence consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented. The Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact their objectivity and independence and take, or recommend that the Board take, appropriate action to oversee the independence of the independent auditors.

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  Annually, the Committee will review the experience and qualifications of the key members of the independent auditors and the independent auditors' quality control procedures.

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  The Committee shall review and pre-approve all audit services and all permissible non-audit services. The Committee may delegate the authority to grant pre-approvals to one or more designated members of the Committee with any such pre-approval reported to the Committee at its next regularly scheduled meeting.

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  The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

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  The Committee shall discuss with the auditors the overall scope and plans for their audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the auditors, with and without management present, to discuss the results of their examinations and any report prepared by the auditors and delivered to the Committee.

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  The Committee shall review and discuss with management and the independent auditors (a) any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company, and (b) any transaction with parties related to the Company.

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  The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Reports on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for the purposes of this review.

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  The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.